Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

1847 Holdings LLC

As independent registered public accountants, we hereby consent to the use of our report dated January 27, 2022, with respect to the combined financial statements of High Mountain Door & Trim, Inc. and Sierra Homes LLC in its Form S-1 Amendment No. 6. We also consent to the reference of our firm under the caption “experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT
May 16, 2022